Exhibit 10.16

PROGRAMMING AGREEMENT

This programming agreement (the “Agreement”), effective as of January 14, 2016 (the “Effective Date”), is between CSTV Networks, Inc., d/b/a CBS Sports Network (“CBSSN”), with offices at 51 West 52nd Street, 24th Floor, New York, New York 10019, and CFFC Promotions, LLC (“CFFC”), a New Jersey limited liability company with offices at 416 Kings Highway East, Haddonfield, New Jersey 08033.

A.	WHEREAS, CFFC intends to produce for telecast certain programming featuring certain mixed martial arts events, as further defined below; and

B.	WHEREAS, CFFC is the sole and exclusive owner of any and all media rights worldwide to such programming; and

C.	WHEREAS, CBSSN is engaged in the business of telecasting sporting events and related programming in all media, including, without limitation, through its television network, CBS Sports Network (the “Network”).

NOW THEREFORE, the parties hereto agree as follows:

1.	Events.

1.1.	As used herein, the “Events” are a minimum of eight (8) mixed martial arts events taking place in 2016 as part of the Cage Fury fighting series.

1.2.	Each Event includes all press conferences and pre- or post-Event activities and entertainment surrounding the Event. CFFC is the sole and exclusive owner of any and all media rights worldwide to each Event.

1.3.	CFFC shall meaningfully consult with CBSSN with respect to the participating fighters for each Event, with each fighter subject to CBSSN’s prior written approval.

2.	Program(s) Production.

2.1.	Programs. CFFC shall produce and deliver to CBSSN one (1) fully-produced two (2) hour program of each Event, each formatted in fourteen (14) segments, totaling eighty-eight (88) minutes of content per program (each, a “Program,” collectively, the “Programs”). Each Program must be produced in high definition 1080i (16x9) format, in accordance with ATSC standards, with CBSSN Graphics (as hereinafter defined) and closed captioning, and formatted for commercial breaks as directed by CBSSN. The Programs will primarily feature coverage of the applicable Event, as well as location footage, behind-the-scenes footage, interviews with participants, lead-ins, intros, and similar elements produced or caused to be produced by CFFC. CBSSN may add any of its own elements to the Programs, such as the Network bug, lead-ins, intros and similar elements (collectively, the “CBSSN Materials”) at its own expense and discretion.

2.2.	Ancillary Materials. The Programs may also include ancillary materials owned or controlled by CFFC, including classic and historic footage and/or interviews and highlights, including announcer voices, music, and interviews (the “CFFC Ancillary Materials”). CFFC shall fully clear any CFFC Ancillary Materials incorporated into the Programs for use as contemplated in this Agreement.

2.3.	Production Company. CFFC shall cause a production company which has been pre-approved by CBSSN (the “Production Company”) to produce the Programs pursuant to CBSSN’s production standards and production and delivery requirements.

2.4.	Costs. CFFC is solely responsible for any and all production costs in connection with the Programs, including, without limitation, any and all delivery costs associated with the delivery of the Programs to CBSSN, any and all clearances of third-party content, and talent fees.

3.	Territory. The licensed territory is the United States, its territories and possessions, and Canada (the “Territory”).

4.	Term; Negotiation Period; Right to Match.

4.1.	Term. This Agreement is binding as of the Effective Date and continues in in full force and effect in perpetuity (the “Term”), provided that CBSSN’s rights to each Program as set forth below will only be exclusive during such Program’s Exclusive Window (defined below).

4.2.	Negotiation Period. CBSSN has the exclusive right of first negotiation and first refusal with respect to a new agreement for the rights to Events in connection with the 2017 Cage Fury fighting series (the “Future Rights”), exercised by providing written notice to CFFC by September 1, 2016. Upon CFFC’s receipt of such written notice, the parties shall negotiate exclusively, confidentially and in good faith the terms of such new agreement for a period of sixty (60) days (the “Negotiation Period”). CFFC shall not negotiate with any third parties for Future Rights prior to or during the Negotiation Period. CFFC shall not discuss the Future Rights and/or any other term(s) of this Agreement with any third-party prior to or during the Negotiation Period. The parties shall act in good faith during the Negotiation Period.

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4.3.	Offer and Re-Offer. In the event the parties do not reach an agreement for the Future Rights within the Negotiation Period, then CFFC shall make a written offer (the “Offer”) within three (3) days thereafter to CBSSN of the terms on which it is willing to license such Future Rights to CBSSN. If CBSSN does not accept the Offer within ten (10) business days of its receipt of the Offer, CFFC may negotiate with third parties regarding the Future Rights; provided that CFFC shall not enter into an agreement with any third-party for the Future Rights without first offering to CBSSN in writing the same terms as offered to such third-party (the “Re-Offer”). CBSSN shall accept or reject the Re-Offer within seven (7) business days after its receipt of the Re-Offer. In accepting an Offer or Re-Offer, CBSSN will not be required to comply with any term or condition that imposes any obligation with which CBSSN cannot comply because of impracticability, impossibility or conflicting contractual commitment.

5.	Grant of Rights. CFFC hereby grants to CBSSN the following irrevocable rights in the Territory:

5.1.	Telecast Rights. With respect to each Program, CFFC grants to CBSSN an irrevocable right and license, exclusive during the Exclusive Window and non-exclusive thereafter, to telecast, exhibit, distribute, and license for transmission and distribution the Program, and any material included in the Program, in any and all media, technology, and distribution methods, including over any form of television, interactive, and online media (whether currently existing or hereafter developed), including, without limitation, over-the-air and any type of satellite or cable television or comparable technology whether by CATV (community antenna television), MDS (multipoint distribution systems), MMDS (multichannel multipoint distribution systems), DBS (direct broadcast satellite), STV (subscription television), TVRO (television receive-only), SMATV (single master antenna television), VOD (Video on Demand), SVOD (subscription video on demand) and/or VDT (Video Dial Tone), as well as Internet and broadband, including both audio and audiovisual rights (all such rights collectively referred to herein as the right to “Telecast”), in whole or in part, alone or in combination with other materials, whether currently existing or hereafter developed.

5.2.	Exclusive Window. The “Exclusive Window” for each Program is the period starting with CBSSN’s initial Telecast of the applicable Program on the Network and continuing for a period of thirty (30) days thereafter.

5.3.	Excerpt Rights. CBSSN may use and Telecast in perpetuity Event Highlights (defined below) and excerpts from CFFC Ancillary Materials, in new programming produced for Telecast (including, without limitation, news, review, retrospective and awards programming, and original productions) and in connection with advertising, marketing, sales, research, and promotion of the Programs and/or the Network. “Event Highlights” are live look-ins and in-progress video highlights, as well as video recorded, taped, filmed or audio excerpts from the Programs and/or any portion of any Event, including all announcer voices, music, and interviews. At no cost to CBSSN, CFFC shall provide CBSSN with any and all Event Highlights and CFFC Ancillary Materials requested by CBSSN in connection with the foregoing.

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5.4.	Exclusivity. With respect to each Program, CBSSN’s rights to such Program and its corresponding Event are exclusive in all media during the Exclusive Window. CFFC shall not and has not granted to any third-party any of the rights granted to CBSSN hereunder, including, without limitation, the right to Telecast any part of any Program during its Exclusive Window, without CBSSN’s prior written approval. CBSSN’s Telecast rights to the CFFC Ancillary Materials are non-exclusive.

5.5.	CFFC’s Retained Rights. The rights granted by CFFC to CBSSN herein are subject to CFFC retaining the right to exploit each Program, after such Program’s Exclusive Window, via CFFC’s owned or operated digital media platforms (e.g., cffc.tv).

6.	Payment Obligations.

6.1.	In consideration of the rights and licenses granted to CFFC hereunder, CFFC shall pay CBSSN an amount of Four Thousand U.S. Dollars ($4,000) per Program for a total of at least Thirty-Two Thousand U.S. Dollars ($32,000), due and payable at least thirty (30) days prior to the date of the corresponding Event.

6.2.	Each payment must be made by check payable to “CBS Sports Network” and sent to P.O. Box 13728, New York, New York 10087-3728. Past due payments will bear interest at the maximum interest rate permissible under law.

7.	Copyright. CFFC at all times and in perpetuity owns the copyright in and to the Programs, provided, however, that CBSSN owns, and the foregoing expressly excludes, any and all CBSSN Materials and CBSSN Graphics included within each Program.

8.	Exhibitions and Scheduling. CBSSN has the right to an unlimited number of Telecasts of each Program and the elements thereof during such Program’s Telecast Window, on dates and at times scheduled by CBSSN in its sole discretion in each instance. Notwithstanding the foregoing, CBSSN shall air each Program on the Network at least two (2) times during its Exclusive Window (each, a “Guaranteed Telecast,” collectively, the “Guaranteed Telecasts”) on specific day and time slots to be determined by CBSSN in its sole discretion. Notwithstanding the foregoing, CBSSN acknowledges and agrees that the initial Telecast of each Program will be scheduled between the hours of 7:00 p.m. E.T. and 11:00 p.m. E.T.

9.	Program Production/Deliverables. In addition to CFFC’s obligations otherwise set forth in this Agreement, CFFC shall do the following at its sole cost and expense:

9.1.	Unless otherwise agreed upon by the parties, deliver to CBSSN each Program within seven (7) days following the conclusion of its corresponding Event, as follows: (i) one (1) mixed/graphiced copy of each Program, to be delivered to Encompass Media, Attn: Scott Criscuolo, 250 Harbor Drive, 4th Floor, Stamford, Connecticut 06902 (or as otherwise directed by CBSSN) on HD Cam; (ii) one (1) mixed/graphiced copy of each Program on XD Cam, HD Cam, or Hard Drive, to be delivered to CBSSN, Attention: Greg Trager, 51 West 52nd Street, 24th Floor, New York, New York 10019; and, (iii) one (1) split/clean copy (with all tracks split out and lower third insert graphics removed) of each Program dropped to CBSSN’s DALET system, as directed by CBSSN.

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9.2.	Consult with CBSSN regarding talent, with all talent subject to CBSSN’s prior written approval;

9.3.	Appoint a Coordinating Producer to be responsible for communicating any and all production requirements to the production team, including, without limitation, the look and feel of the Programs, ensuring that each Program is produced at a level that meets or exceeds CBSSN’s production quality requirements;

9.4.	Clear all elements included within each Program for Telecast by CBSSN as set forth herein, including, without limitation, the rights to use the names, voices and likenesses of the participants, announcers, and other talent, as well as sponsor logos, any branding appearing in each Program, and any music, footage, photographs, and performances included in each Program; and

9.5.	Secure and deliver to CBSSN music cue sheets for any music used in each Program, and signed releases and/or licenses with respect to any footage and/or photographs used in the Programs.

10.	Commercial Inventory; Billboards; Sponsorships; Sponsored Elements; Additional Commercial Inventory.

10.1.	Commercial Inventory. CBSSN retains any and all commercial and promotional inventory in each Telecast of each Program. Notwithstanding the foregoing, CBSSN shall provide CFFC with four (4) thirty-second (00:00:30) units of commercial inventory in each Guaranteed Telecast of each Program, for use by the applicable Program’s designated national sponsors, with a maximum of three (3) commercial units allocated to the same advertiser per hour and with no advertiser receiving category exclusivity. CFFC acknowledges and agrees that all commercial units supplied by CFFC are subject to CBSSN’s standards and practices and prior written approval. Each party retains the proceeds from its sale of commercial inventory. Placement of each commercial unit is subject to CBSSN’s sole discretion in each instance. CFFC shall deliver all commercial units to CBSSN (attention: Traffic Manager, 555 West 57th Street, 18th Floor, New York, New York 10019) on digibeta, 16x9 format, no later than three (3) weeks prior to the initial Telecast of the applicable Program on the Network. In the event that CFFC is unable to deliver the applicable commercial units in accordance with the terms set forth herein, CFFC acknowledges and agrees that it will forfeit any and all rights to such commercial units and will receive no further consideration in this regard.

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10.2.	Billboards. CBSSN shall provide CFFC with two (2) in-program billboards in each Program for use by the applicable Program’s designated national sponsors. Each billboard will include a graphic and an on-air read, with no advertiser receiving category exclusivity. Each billboard supplied by CFFC is subject to CBSSN’s standards and practices and CBSSN’s prior written approval. Placement of each billboard will be determined by CBSSN in its sole discretion. CFFC shall deliver the creative for the billboards to CBSSN no later than three (3) weeks prior to the initial Telecast of the applicable Program. In the event that CFFC is unable to deliver the creative for the billboards in accordance with the terms set forth herein, CFFC acknowledges and agrees that it will forfeit any and all rights to such billboard positions and will receive no further consideration in this regard. CBSSN retains the unfettered right to sell separately or packaged with commercial inventory all remaining in-Program billboards in each Program.

10.3.	Sponsorships.

10.3.1.	CFFC has the exclusive right to sell the title sponsorship in and to each Program. CBSSN has the exclusive right to sell the presenting sponsorship in and to each Program. Each party has the right to sell additional sponsorships in and to the Programs to third parties; provided, however, that each party shall consult with the other party prior to entering into any such arrangement to ensure that any such sponsor will not conflict with any other Program sponsor. All Event and/or Program sponsors, including the title sponsor, are subject to CBSSN’s prior written approval, not to be unreasonably withheld or delayed. Each party retains the proceeds received by it in connection with sponsorship sales.

10.3.2.	The parties acknowledge that certain Events may take place at casinos and such casinos may receive exposure in their corresponding Programs, which may include, without limitation, verbal mentions, “beauty shots,” and/or camera visible signage featuring the entertainment versions of such properties that specifically exclude any references to gambling, adult entertainment and/or the properties as being casinos except when referencing the full name of each venue. Notwithstanding the foregoing, CFFC acknowledges and agrees that no such exposure may be in the form of separate features, segments or vignettes.

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10.4.	Sponsored Elements. CBSSN shall provide CFFC with one (1) in-Program sponsored element in each Program for use by the Program’s designated national sponsors. Each sponsored element supplied by CFFC is subject to CBSSN’s standards and practices and CBSSN’s prior written approval. Placement of each sponsored element will be determined by CBSSN in its sole discretion. CFFC shall deliver the creative for each sponsored element to CBSSN no later than three (3) weeks prior to the initial Telecast of the applicable Program. In the event that CFFC is unable to deliver the creative for the sponsored elements in accordance with the terms set forth herein, CFFC acknowledges and agrees that it will forfeit any and all rights to such sponsored elements and will receive no further consideration in this regard. CBSSN retains the unfettered right to sell separately or packaged with commercial inventory all remaining in-Program sponsored elements in each Program.

10.5.	Additional Commercial Inventory. Subject to availability in each instance, CFFC may purchase additional thirty-second (00:00:30) units of commercial inventory (each, an “Additional Unit,” collectively, the “Additional Units”) in each Guaranteed Telecast of each Program on the Network, at a rate of Seven Hundred Fifty U.S. Dollars ($750) per unit, such Additional Unit(s), if any, for use by the Event’s designated national sponsors. Any amount(s) due and payable to CBSSN in connection with CFFC’s purchase of Additional Units must be paid in full within thirty (30) days of CFFC’s receipt of an invoice for the same. Any Additional Units purchased by CFFC in connection with this Section 10.5 will be subject to the terms and conditions governing commercial inventory, as set forth in Subsections 10.1 above.

11.	On-Site Signage. CFFC will not display or permit any third-party to display at the venue for any Event any visible signs, billboards or other display or public announcement for any competitor of CBSSN and CBS Sports (including, without limitation, any television network or video programming service; radio station or network; distribution service; Internet website, service or portal that competes with CBSSports.com or CBSSportsnetwork.com; or any other entity engaged in a business competitive with any business engaged in by CBSSN and/or its parent or affiliated companies) without CBSSN’s prior written consent. CFFC shall use commercially reasonable efforts to prevent any person attending the Events from displaying a sign or making an announcement that would violate this Section 11.

12.	Promotion and Marketing Support. CFFC shall cooperate with CBSSN on the marketing and promotion plan for CBSSN and its Telecast of the Programs. CFFC shall provide to CBSSN at no cost, the following: (i) on-site marketing and promotional inventory including, without limitation camera-visible arena signage (no fewer than six (6) camera visible banners for CBSSN, which banners will be at least as large and as prominently displayed as any other banners); (ii) CBSSN branding within all Event-related media, Event-related print materials and publications; (iii) Event-related promotional opportunities; (iv) mutually agreed upon Event-related press releases; (v) tickets (to include at least twenty (20) tickets for each Event, as requested by CBSSN) and hospitality; and (vi) such other mutually agreed upon inventory. Furthermore, CFFC shall include a link from the Event website’s home page and/or CFFC’s website home page, as applicable, to CBSSN’s designated website. CBSSN has the right to use the marks, logos and other intellectual property of CFFC and of the Events in connection with the marketing and promotion of CBSSN in routine promotional material. In addition, CFFC shall designate CBSSN as the “Official Television Partner” of the Events in all Event-related press releases and on other Event-related advertising and promotional materials.

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13.	Publicity. CFFC grants to CBSSN the right to Telecast and authorize third parties to Telecast advertising and publicity in connection with any Event, the Programs, the Event, and the Network, including the names, photographs, likenesses, acts, poses, voices and other sound effects of the participants, their teams, and CFFC, the logos of such teams, sponsors, and all other persons rendering services in connection with the Programs.

14.	CFFC Trademarks; CBSSN Graphics and CBSSN Materials.

14.1.	CFFC Trademarks. CFFC hereby licenses to CBSSN the right to use the trademarks, service marks, logos, copyrights and related rights owned or controlled by CFFC, the Event, Event sponsors, and the participating teams in connection with its Telecast of the Programs and further in connection with its advertising and promotional efforts for the Programs and/or the Network.

14.2.	CBSSN Graphics and CBSSN Materials. CBSSN shall provide CFFC with a complete CBS Sports Spectacular graphics package or other CBSSN graphic package, as determined by CBSN in its sole discretion, for use in the Programs on the Network (the “CBSN Graphics”). Except as contemplated under this Agreement, CFFC has no other rights in and to the CBSSN Graphics or the CBSSN Materials. CFFC acknowledges and agrees that it shall not combine any other graphic elements with the CBSSN Graphics or CBSSN Materials, shall not alter the CBSSN Graphics or CBSSN Materials in any manner, including proportions, font, design, arrangement, colors or elements nor may it morph or otherwise distort the CBSSN Graphics or CBSSN Materials in perspective or appearance. CFFC further acknowledges and agrees that the CBSSN Graphics and CBSSN Materials and/or any portion thereof may not be used in any offensive, vulgar, sexually explicit, obscene, defamatory or otherwise objectionable manner, as determined by CBSSN in its sole discretion. CFFC has a limited non-exclusive, non-transferable and non-sublicensable right during to use and display the CBSSN Graphics and CBSSN Materials solely in connection with the Programs under this Agreement and subject to the guidelines and restrictions as provided by CBSSN. All uses of the CBSSN Graphics and CBSSN Materials shall inure to the benefit of CBSSN and CFFC shall not at any time acquire any right, title or interest in the CBSSN Graphics or CBSSN Materials, or the goodwill associated therewith, by virtue of such use, except the right to use the same as expressly provided. CFFC shall not do anything that would impair CBSSN’s rights in the CBSSN Graphics and/or CBSSN Materials licensed hereunder.

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15.	Press Announcement. CBSSN and CFFC may issue a joint press release announcing CBSSN as CFFC’s Official Television Partner of the Event. The text of such press release is subject to both parties’ written approval prior to any public release, which will not be unreasonably withheld by either party. CFFC shall not issue any other press release regarding the subject matter of this Agreement without first obtaining CBSSN’s prior written approval.

16.	Representations and Warranties.

16.1.	CFFC represents and warrants to CBSSN as follows:

16.1.1.	It has the right to enter into and perform this Agreement and grant the rights granted herein; it has taken all necessary action to authorize the execution and delivery of this Agreement; and this Agreement does not and will not violate any provisions of any other Agreement to which it is a party;

16.1.2.	It has secured insurance coverage as set forth in and in accordance with Section 18 below;

16.1.3.	Any employee, freelance or contract worker, consultant or other person CFFC retains in connection with its performance of its obligations hereunder, including, without limitation, the Production Company, have received, or will receive, all necessary training to perform the tasks to which they are assigned, and will comply with all reasonable and customary health and safety standards in performing their obligations;

16.1.4.	It is the sole and exclusive owner or licensee of any and all media rights worldwide to each Program and each Event;

16.1.5.	There are, and will be, no claims, liens, encumbrances or rights of any nature in or to the Licensed Footage or any part thereof which can or will impair or interfere with the rights, privileges or licenses of CBSSN hereunder. “Licensed Footage” is defined as the Programs, the CFFC Ancillary Materials, and each and every element thereof exclusive of CBSSN materials;

16.1.6.	The use and exhibition of the Licensed Footage and each and every part thereof, including the sounds and music synchronized therewith, and the exercise of any right herein granted to CBSSN, will not violate or infringe upon the trademark, trade name, copyright, patent, literary, dramatic, music, artistic, personal, private, contract, civil or property right, right of privacy or publicity, or any other right of any person or constitute a defamation of any person, and the Licensed Footage will not contain any unlawful or censorable material;

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16.1.7.	It has not and will not sell, assign, transfer, convey or hypothecate to any person or company, any right, title, or interest in or to the Licensed Footage, or any of the other rights granted to CBSSN except as otherwise permitted hereunder;

16.1.8.	It will ensure that no on-site signage at any Event and no Program content, commercial units, billboards or sponsored placements provided or controlled by CFFC will contain any content or advertise any products or services that are obscene or indecent, including, without limitation, any content or advertisements related to hard alcohol, tobacco, firearms, weapons, political campaigns, political and/or social cause messaging, gambling or sexual pharmaceuticals;

16.1.9.	No lawsuits are, or will be, threatened or pending in connection with the Licensed Footage; and

16.1.10.	It will comply with all applicable laws, rules, and regulations.

16.2.	CBSSN represents and warrants to CFFC as follows:

16.2.1.	It has the right to enter into and perform this Agreement;

16.2.2.	It has taken all necessary action to authorize the execution and delivery of this Agreement; and

16.2.3.	This Agreement does not and will not violate any other agreement to which it is a party.

17.	Indemnification: Limitation of Liability.

17.1.	CFFC shall indemnify, defend, and hold CBSSN and its affiliates, exhibitors, assignees, licensees, and its respective directors, officers, and employees (collectively the “CBSSN Indemnified Party(ies)”) harmless against any and all liabilities, losses, damages, demands, claims, causes of action, costs and expenses (including reasonable third-party attorneys’ fees) (“Losses”) arising out of or related to CFFC’s activities including without limitation, breach of this Agreement (i.e., any action or lack of action inconsistent with any agreement, representation, grant, warranty or obligation made or assumed by CFFC hereunder), claims based upon defamation, invasion of the right of privacy, misappropriation of likeness, misrepresentation or infringement of copyright, patent, trademark, service mark, or trade name at any and all times. If any claim covered by the foregoing is asserted against CBSSN Indemnified Party(ies) by a third-party, such CBSSN Indemnified Party(ies) shall promptly give CFFC notice thereof and give CFFC an opportunity to assume full control of the defense thereof.

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The CBSSN Indemnified Party(ies) shall extend its full cooperation in connection with such defense, subject to reimbursement for actual out-of-pocket expenses incurred by such CBSSN Indemnified Party(ies) as a result of a request by CFFC. Any CBSSN Indemnified Party has the right to assume the defense of any claim for which CFFC is obligated to indemnify, at its own risk and expense, and CFFC shall be bound by the results obtained with respect to such claim, provided that CBSSN shall not settle any such claim without CFFC’s prior written approval, such approval not to be unreasonably withheld or delayed. Score will be liable to such CBSSN Indemnified Party(ies) for any successful action to enforce the indemnification rights hereunder, including, without limitation, reasonable attorney fees. If CFFC assumes the defense of any such claim, CFFC shall use legal counsel pre-approved by CBSSN, and CFFC cannot settle any such claim without the prior, written approval of such CBSSN Indemnified Party(ies). CBSSN shall indemnify, defend and hold CFFC and its affiliates, assignees, and its respective directors, officers, and employees harmless against any and all Losses arising out of or related to CBSSN’s material breach of this Agreement. This section survives the expiration or termination of this Agreement.

17.2.	UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF REVENUES, PROFITS, USE, GOODWILL, MARKET SHARE OR BUSINESS OPPORTUNITY, IN CONNECTION WITH ANY CLAIM OR ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, EXCEPT IN THE CASE OF A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN WHICH CASE THE LIMITATION OF LIABILITY SET FORTH HEREIN WILL NOT APPLY.

18.	Insurance. CFFC shall secure an industry-standard package of insurance applicable to each Event and each Program (including, without limitation, E&O insurance, property insurance, and general liability insurance) each having a minimum limit of $3,000,000 per claim, $5,000,000 in the aggregate, and naming both CBSSN and CBS Corporation as additional insureds thereon. CFFC shall furnish Certificates of Insurance in accordance with the foregoing. The coverage must be primary and not have a deductible of more than $5,000 per occurrence, and any insurance maintained by CBSSN is in excess of and not contributing to or with any insurance provided by CFFC.

19.	Compliance with Law; FCC Regulations. CFFC covenants, warrants and represents that each Program will comply with all applicable federal, state and local laws, rules and regulations, including, without limitation, the rules and regulations of the Federal Communications Commission (“FCC”). Reference is hereby made to Section 507 of the Federal Communications Act, as codified and amended (the “Act”), which makes it a criminal offense for any person to accept or pay, or agree to accept or pay, any money, services or other valuable consideration for the inclusion of any material in a television program or plug a product or services in such television program without publicly disclosing the fact of such payment or plug agreement (otherwise known as the “payola” and “plugola” rules). CFFC hereby acknowledges that it is familiar with the requirements of the Act; and CFFC hereby covenants, warrants and represents that neither it nor the Production Company has (i) accepted (and will not accept) payment of any money, (ii) provided (and will not provide) services, or (iii) or provided (and will not provide) any other valuable consideration, for the inclusion of any material in the Programs or plug a product or services in the Programs, including, without limitation, the name or trademark of any person, product or service, without written notice to CBSSN and without adequate disclosure as required by the Act and the rules and regulations of the FCC. This section survives the termination of this Agreement.

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20.	Satisfaction. CFFC shall perform, and cause the Production Company to perform, its services to the full limit of its talents and capabilities and in accordance with CBSSN’s instructions and directions in all matters, including those involving artistic taste and judgment. Any obligations of CBSSN hereunder, including without limitation any obligations to Telecast the Programs, are subject to CBSSN’s sole satisfaction with the Programs.

21.	Force Majeure. Notwithstanding anything herein contained to the contrary, neither party is liable to the other for damages due to a failure to perform hereunder caused by any cause beyond its reasonable control, including, without limitation, natural disaster, accident, casualty, labor controversy, civil disturbance, embargo, war, threat of war, act or threat of terrorism, act of God, any government ordinance or law, the issuance of any executive or judicial order or judgment, or any failure or delay with respect to any electrical or sound equipment or transmission equipment or apparatus (collectively “Force Majeure Events”). In the event CFFC is delayed in the performance of any of its obligations hereunder for any such cause beyond its reasonable control, then such performance shall take place thereafter as is reasonably practicable.

22.	Termination. CBSSN has the right to terminate this Agreement: (i) upon notice or discovery of an event of an incurable material breach by CFFC; or (ii) in the event of a curable material breach by CFFC which is not cured by CFFC within fifteen (15) business days after written notice thereof. Further, CBSSN may terminate this Agreement at any time if it decides to discontinue the distribution of the Network.

23.	Miscellaneous.

23.1.	Relationship. The provisions of this Agreement are for the exclusive benefit of the parties hereto and CBSSN’s transferees and assigns, and no third-party is the beneficiary of, or has any rights by virtue of, this Agreement. Neither party is, nor may hold itself out as, the agent of the other or as joint venturers under this Agreement. The relationship between the parties is at all times that of independent contracting parties. Each party is fully responsible for all persons and entities it employs or retains, unless otherwise specifically provided in this Agreement.

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23.2.	Severability; Waiver. The invalidity under applicable law of any provision of this Agreement does not affect the validity of any other provision of this Agreement, and in the event that any provision hereof is determined to be invalid or otherwise illegal, this Agreement remains effective and is construed in accordance with its terms as if the invalid or illegal provision were not contained herein. Any waiver of any provision of this Agreement must be in writing and signed by the party whose rights are being waived. No waiver of any breach of any provision hereof is or will be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision of this Agreement. The failure of either party to enforce or seek enforcement of the terms of this Agreement following any breach will not be construed as a waiver of such breach.

23.3.	Notices. All notices and other communications required under this Agreement must be in writing and deemed duly given if (i) delivered personally or via email, (ii) mailed by certified or registered mail with postage prepaid, or (iii) sent by next-day or overnight mail or delivery. All such notices are deemed given on the date actually delivered (except if such date is a Saturday, Sunday or legal holiday, in which case it is deemed given on the next business day). If a party delivers any notice to the other party in a manner which does not comply with this section, then the notice is not deemed delivered until such notice complies with this section. Each parties’ address(es) for notice(s) is/are as follows:

If to CBSSN:	CBS Sports Network
51 West 52nd Street, 24th Floor
New York, New York 10019
Attn: EVP, Programming

Copy to:	CBS Sports Network
51 West 52nd Street, 1345 Building
New York, New York 10019
Attn: VP and Associate General Counsel
Email: csnlegal@cbs.com

If to CFFC:	CFFC Promotions, LLC
416 Kings Highway East
Haddonfield, New Jersey 08033
Attn: Robert J. Haydak Jr.
Email:

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23.4.	Confidentiality.

23.4.1.	This Agreement and any Confidential Information disclosed by one party to the other party in accordance with the Agreement will be and remain confidential between the parties and neither of the parties shall reveal such Confidential Information to any third-party other than their respective employees, accountants, attorneys, consultants and financial advisors, in all cases, on a need-to-know basis and provided that such persons agree in writing to comply with the confidentiality obligations of this Section 23.4, except (i) as required by law, including, without limitation, to the extent necessary to comply with Securities and Exchange Commission or similar disclosure requirements; (ii) to the extent necessary (redacted to the greatest extent possible) to comply with law or with the valid order of an administrative agency or a court of competent jurisdiction; provided, however, that (A) the disclosing party notifies the other party in writing as promptly as practicable of any request, demand, motion, petition, or application seeking such disclosure (and, in all cases, prior to making such disclosure), (B) the disclosing party contests such disclosure and seeks confidential treatment of such information to the extent that it is disclosed; and (C) if the disclosing party is CFFC, CFFC shall provide CBSSN with all reasonably requested assistance in contesting such disclosure; or (iii) to enforce its rights pursuant to this Agreement.

23.4.2.	“Confidential Information” means all non-public information disclosed by one party to the other in connection with this Agreement and the financial and other terms and provisions of this Agreement. For the avoidance of doubt, any information relating to or disclosed in the course of negotiating and implementing this Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing party, is Confidential Information and subject to the restrictions set forth hereunder. Confidential Information shall not include information that (i) is or becomes generally available to the public other than (A) as a result of a disclosure, in violation of this Agreement, or (B) in violation of a confidentiality obligation to the party who owns such Confidential Information which violation is known to the recipient of such Confidential Information (“Recipient”); (ii) is or becomes available to the Recipient on a non-confidential basis from a source that, to the knowledge of the Recipient, is entitled to disclose it; (iii) was known to the Recipient prior to its disclosure to it by the other party; or (iv) is verifiably developed by the Recipient without the benefit of the information provided by the other party.

23.4.3.	Notwithstanding the foregoing, CBSSN may disclose the terms hereof to any parent or sister company who will be under the same confidentiality obligations as detailed herein. This section survives the termination of this Agreement.

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23.5.	Assignment. CFFC shall not assign this Agreement or any right under this Agreement and shall not delegate any obligation under this Agreement. Any attempted assignment or delegation by CFFC is void. CBSSN may assign this Agreement or any right under this Agreement or delegate any obligation under this Agreement. This Agreement binds and benefits the parties and, in the case of CBSSN, its successors and assigns.

23.6.	Attorneys’ Fees. In the event that a court proceeding, mediation and/or arbitration to enforce or interpret the provisions of this Agreement occurs, then the prevailing party shall be entitled to recover from the non-prevailing party, its direct costs, including reasonable third-party attorneys’ fees and costs.

23.7.	Construction. This Agreement is deemed made, construed and interpreted under the laws of the State of New York applicable to contracts entered into and performed in New York, without regard to the choice or conflict of law rules of New York or any other jurisdiction. Each party hereby irrevocably and unconditionally submits to the general jurisdiction of the federal and state courts located in in New York County and agrees that any action or proceeding concerning this Agreement will be brought exclusively in such courts. This section will survive the expiration or termination of this Agreement.

23.8.	Recitals. Recitals A, B, and C above are hereby incorporated herein by this reference.

23.9.	Entire Agreement; Amendments. This Agreement supersedes and cancels all prior negotiations, writings and understandings between the parties, and contains all of the terms of the agreement between parties in connection with the subject matter contemplated herein. This Agreement may not be modified except in a writing executed by both parties hereto.

[SIGNATURE PAGE TO FOLLOW]

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This Agreement is hereby executed by a duly authorized representative of each party as of the Effective Date.

CSTV NETWORKS, INC., d/b/a CBS SPORTS NETWORK	CFFC PROMOTIONS, LLC

Signature:	/s/ Ethan J. Tyer	Signature:	/s/ Michael Constantino

Ethan J. Tyer	Michael Constantino

VP & Associate General Counsel	President

Date:	01/20/2016	Date:	1/20/16

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